As filed with the Securities and Exchange Commission on September 21, 2005
Registration No. 333-01290

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 3
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NEXTEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	4812	71-0871875
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2001 Edmund Halley Drive
Reston, Virginia 20191
Telephone: (703) 433-4000
(Address, including zip code, and telephone number, including area code, of Principal Executive Offices Including Zip Code)
Leonard. J. Kennedy
Senior Vice President and General Counsel
2001 Edmund Halley Drive
Reston, Virginia 20191
Telephone: (703) 433-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Lisa A. Stater, Esq.
Jones Day
1420 Peachtree St., NE
Suite 800
Atlanta, Georgia 30309-3053

RECENT EVENTS: DEREGISTRATION
     This Post-Effective Amendment No. 3 amends the Registration Statement on Form S-4 (Registration No. 333-01290) (the “Registration Statement”) of Nextel Communications, Inc., a Delaware corporation (“Nextel”), originally relating to the registration of 10,000,000 shares of Class A Common Stock, par value $0.001 per share, and/or warrants of Nextel. The Registration Statement was declared effective by the Securities and Exchange Commission on April 26, 1996 and was amended by Post-Effective Amendment No. 1, dated January 14, 1998, and by Post-Effective Amendment No. 2, dated June 1, 2000. In accordance with an undertaking made by Nextel in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered pursuant to the Registration Statement which remain unsold at the termination of the offering, Nextel hereby removes from registration all securities registered under the Registration Statement which remain unsold as of the effective date of the merger between Nextel and Sprint Corporation.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

24.1	Powers of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 20th day of September 2005.
NEXTEL COMMUNICATIONS, INC.
By: /s/ GARY D. BEGEMAN
      Gary D. Begeman
      Vice President
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 has been signed by the following persons on the 20th day of September 2005 in the capacities indicated:

SIGNATURE	TITLE

*	President and Chief Financial Officer
Paul N. Saleh	(Principal Executive Officer) (Principal Financial Officer)

*	Vice President and Controller
William G. Arendt	(Principal Accounting Officer)

*	Director
Leonard J. Kennedy

*	Director
Christie A. Hill

/s/ GARY D. BEGEMAN Gary D. Begeman	Director

*By: /s/ GARY D. BEGEMAN Gary D. Begeman ATTORNEY-IN-FACT